A PROFESSIONAL CORPORATION 3 Triad Center Suite 500 Salt Lake City, Utah 84180 T : (801) 532-7080 F : (801) 596-1508 www.strongandhanni.com
GLENN C. HANNI, P.C.
HENRY E. HEATH
PHILIP R. FISHLER
ROGER H. BULLOCK
R. SCOTT WILLIAMS
SCOTT R. JENKINS
PAUL M. BELNAP
STUART H. SCHULTZ
BRIAN C. JOHNSON [2]
PAUL W. HESS
STEPHEN J. TRAYNER
STANFORD P. FITTS [7]
BRADLEY W. BOWEN
PETER H. CHRISTENSEN [5]
ROBERT L. JANICKI
H. BURT RINGWOOD
CATHERINE M. LARSON
KRISTIN A. VANORMAN
PETER H. BARLOW
GRADEN P. JACKSON [3]
H. SCOTT JACOBSON
MICHAEL J. MILLER [6]

ANDREW D. WRIGHT
MICHAEL L. FORD [4]
BYRON G. MARTIN
BENJAMIN P. THOMAS
SUZETTE H. GOUCHER
JACOB C. BRIEM  [1]
LANCE H. LOCKE
A. JOSEPH SANO
JAMES C. THOMPSON
PETER J. BAXTER
JENNIFER R. CARRIZAL
LORI A. JACKSON
BRYANT J. McCONKIE
WILLIAM B. INGRAM
JEREMY G. KNIGHT
RYAN P. ATKINSON
JARED T. HALES
JEFFERY J. OWENS
ANDREW B. McDANIEL
SADÉ A. TURNER
AREK E. BUTLER
PAUL W. JONES

1 ALSO MEMBER ARIZONA BAR
2 ALSO MEMBER CALIFORNIA BAR
3 ALSO MEMBER COLORADO BAR
4 ALSO MEMBER DISTRICT OF COLUMBIA BAR
5 ALSO MEMBER OREGON BAR
6 ALSO MEMBER WASHINGTON BAR
7 ALSO MEMBER WYOMING BAR

               ESTABLISHED 1888
                         ______
            GORDON R. STRONG
                      (1909-1969)

July 12 , 2008

The Board of Directors
Sterling Oil & Gas Company
201 W. Lakeway
Suite 1000
Gillette, Wyoming 82718

Re: Opinion Re Legality of Shares

Gentlemen:

This firm has acted as counsel for the issuer, Sterling Oil & Gas Company (the “Company”) with respect to the offering of shares of common stock, $.00001 par value and  warrants for the purchase of shares of the common stock of the Company (collectively the “Securities”), SEC File No.333-148034.   The term “Securities” includes both securities offered by the Company and securities offered by Selling Shareholders.

Based upon our representation of the Company and our review of such legal authorities as we deemed appropriate, we are of the opinion that the Securities will, when issued, be legally issued, fully paid and non-assessable.

Very truly yours,

STRONG & HANNI, P.C.

/s/   Scott R. Jenkins
Scott R. Jenkins